Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253668

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities to be sold by the issuer has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2022

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 1, 2021)

$

            % Fixed-to-Floating Rate Subordinated Notes due 2032

We are offering $                 aggregate principal amount of         % fixed-to-floating rate subordinated notes due 2032 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on                 , 2032 (the “Maturity Date”). From and including the date of original issuance to, but excluding,                 , 2027 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at an initial rate of         % per annum, payable semi-annually in arrears on                  and                  of each year, commencing on                 , 2022. The last interest payment date for the fixed rate period will be                 , 2027. From and including                 , 2027 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined and subject to the provisions described under “Description of the Notes — Interest” in this prospectus supplement, plus                  basis points, payable quarterly in arrears on                ,                 ,                  and                  of each year, commencing on                 , 2027. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

We may, at our option, beginning with the interest payment date of                 , 2027 and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Notes will not otherwise be redeemable by us before maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.

The Notes will be unsecured subordinated obligations, will rank pari passu, or equally, with all of our future unsecured subordinated debt and will be junior to all of our existing and future senior debt. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively subordinated to our existing and future secured indebtedness. There will be no sinking fund for the Notes. The Notes will be obligations of Univest Financial Corporation (“Univest”) only and will not be obligations of, and will not be guaranteed by, any of Univest’s subsidiaries. For a more detailed description of the Notes, see “Description of the Notes.”

Prior to this offering, there has been no public market for the Notes. The Notes will not be listed on any securities exchange or included in any automated quotation system.

The Notes are not deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. The Notes are ineligible as collateral for a loan or extension of credit from Univest or any of its subsidiaries. None of the U.S. Securities and Exchange Commission (the “SEC”), the FDIC, the Federal Reserve, the Pennsylvania Department of Banking and Securities or any other bank regulatory agency or any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount(2)		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus accrued interest, if any, from the original issue date.
(2)	See “Underwriting” in this prospectus supplement for details.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company, against payment on or about                 , 2022. See “Underwriting” in this prospectus supplement for details.

Sole Book-Running Manager

US Bancorp

Co-Managers

Keefe, Bruyette & Woods	PNC Capital Markets LLC
A Stifel Company

The date of this prospectus supplement is                 , 2022.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “Univest,” the “Corporation,” the “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Univest Financial Corporation and its subsidiaries.

References to the “Bank” mean Univest Bank and Trust Co. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration statement. The registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you via the SEC’s website at www.sec.gov or without charge upon written or oral request to Univest at the address or telephone number indicated in the section entitled “Where You Can Find More Information” in this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the Notes and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated March 1, 2021, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the Notes we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” prepared by us or on our behalf or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the Notes, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”

EXTENDED SETTLEMENT

We expect that delivery of the Notes will be made against payment therefor on or about                 , 2022, which will be the                  business day following the date of pricing of the Notes, or “T+    .” Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes before their date of delivery hereunder should consult their advisors.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available free of charge our SEC filings on the investor relations page of our website at www.univest.net as soon as reasonably practicable after we electronically file or furnish these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. You may request a copy of these filings, other than an exhibit to a filing (unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling us at the following telephone number:

Univest Financial Corporation

Attn: Brian J. Richardson

Senior Executive Vice President and Chief Financial Officer

14 North Main Street, Souderton, Pennsylvania 18964

Telephone: (215) 721-2446

The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, before the termination of the offering of the Notes described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•

our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February  25, 2022 (including portions of our Definitive Proxy Statement for our 2021 Annual Meeting of Shareholders filed with the SEC on March 18, 2022, to the extent specifically incorporated by reference in such Form 10-K);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 3, 2022, August 2, 2022 and October 28, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 27, 2022, April 27, 2022, May 2, 2022, July 28, 2022, September 29, 2022 and October 27, 2022; and

•

the description of our common stock included in our Registration Statement on Form S-14 filed with the SEC on March 1, 1973 (File No.  000-07617), as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020, including any other amendment or reports filed to update such description.

S-iii

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. These statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control and which may cause the actual results, performance or achievements of the Corporation to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Univest to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:

•	Operating, legal and regulatory risks;

•	Economic, political and competitive forces;

•

General economic conditions, either nationally or in our market areas, that are worse than expected including as a result of employment levels and labor shortages, and the effects of inflation, a potential recession or slowed economic growth caused by supply chain disruptions or otherwise;

•	Inflation or volatility in interest rates that reduce our margins and yields, the fair value of financial instruments or our level of loan originations or prepayments on loans we have made and make;

•	Legislative, regulatory and accounting changes;

•	Demand for our financial products and services in our market areas;

•	Fluctuations in real estate values in our market area;

•	The composition and credit quality of our loan and investment portfolios;

•	Changes in the level and direction of loan delinquencies, classified and criticized loans and charge-offs and changes in estimates of the adequacy of the allowance for credit losses;

•	Changes in the economic assumptions utilized to calculate the allowance for credit losses;

•	Our ability to access cost-effective funding;

•	Our ability to implement our business strategies;

•	Our ability to manage market risk, credit risk and operational risk;

•	Timing and amount of revenue and expenditures;

•	Adverse changes in the securities markets;

•

Major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, including the current coronavirus (COVID-19) pandemic, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies;

•	The impact of any military conflict, terrorist act or other geopolitical acts;

•	Our ability to enter new markets successfully and capitalize on growth opportunities;

•	Competition for loans, deposits and employees;

•	System failures or cyber-security breaches of our information technology infrastructure and those of our third-party service providers;

S-iv

•	The failure to maintain current technologies and/or to successfully implement future information technology enhancements;

•	Our ability to retain key employees;

•	Other risks and uncertainties, including those occurring in the U.S. and world financial systems; and

•	The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

These and other factors are more fully described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 3, 2022, August 2, 2022 and October 28, 2022, respectively, and other factors discussed in the filings we make with the SEC under the Exchange Act.

All forward-looking statements attributable to our Corporation are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. There is no assurance that future results, levels of activity, performance or goals will be achieved.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.

Overview

Univest is a Pennsylvania corporation, organized in 1973, and registered as a bank holding company pursuant to the Bank Holding Company Act of 1956. The Corporation owns all of the capital stock of Univest Bank and Trust Co. The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary, the Bank.

The Bank is a Pennsylvania state-chartered bank and trust company. As a state-chartered member bank of the Federal Reserve System, the Bank is regulated primarily by the Pennsylvania Department of Banking and Securities and the Federal Reserve Bank of Philadelphia.

The Bank is engaged in domestic banking services for individuals, businesses, municipalities and non-profit organizations. Through its wholly-owned subsidiaries, the Bank provides a variety of financial services throughout its markets of operation. The Bank is the parent company of Girard Investment Services, LLC, a full-service registered introducing broker-dealer and a licensed insurance agency, Girard Advisory Services, LLC, a registered investment advisory firm and Girard Pension Services, LLC, a registered investment advisor, which provides investment consulting and management services to municipal entities. Girard Investments has two offices in Pennsylvania. Girard Advisory Services is headquartered in King of Prussia, Pennsylvania with a satellite office in Florida. The Bank is also the parent company of Univest Capital, Inc., an equipment financing business headquartered in Warminster, Pennsylvania, and Univest Insurance, LLC, an independent insurance agency which has four offices in Pennsylvania and one in Maryland.

At September 30, 2022, we had total consolidated assets of $6.9 billion, total net loans and leases of $5.8 billion, total consolidated deposits of $5.8 billion, and total consolidated shareholders’ equity of $754.2 million.

Corporate Information

Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “UVSP.” Our executive offices are located at 14 North Main Street, Souderton, Pennsylvania 18964. Our telephone number at this address is (215) 721-2400 and our website is www.univest.net. The information on our website is not part of this prospectus supplement.

THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, carefully before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read “Description of the Notes.”

Issuer	Univest Financial Corporation, a Pennsylvania corporation and a bank holding company.

Notes Offered	% Fixed-to-Floating Rate Subordinated Notes due 2032

Aggregate Principal Amount	$

Issue Price	%

Maturity Date	The Notes will mature on , 2032.

Interest	Fixed rate period: A fixed rate per annum of %.

Floating rate period: A floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus basis points for each quarterly interest period during the floating rate period; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).

If the calculation agent determines on or before the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes—Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under Description of the Notes) plus basis points.

We will act as the initial calculation agent.

Interest Payment Dates	Fixed rate period: and of each year, commencing on , 2022. The last interest payment date for the fixed rate period will be , 2027.

Floating rate period: , , and of each year, commencing on , 2027.

Record Dates	Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day immediately preceding the applicable interest payment date.

Day Count Convention	Fixed rate period: 360-day year consisting of twelve 30-day months.

Floating rate period: 360-day year and the actual number of days elapsed.

No Guarantee	The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking; Subordination.”

Ranking; Subordination	The Notes offered by this prospectus supplement will be issued by us under an Indenture between Univest and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to be dated as of the issue date (the “Base Indenture”), as supplemented by a First Supplemental Indenture between Univest and the Trustee, to be dated as of the issue date (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.” The Notes will be our unsecured, subordinated obligations and:

•

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture), all as described under “Description of the Notes”;

•	will rank junior in right of payment and upon our liquidation to any of our future general creditors;

•

will rank equal in right of payment and upon our liquidation with all of our future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes, including our 5.00% fixed-to-floating rate subordinated notes due 2030;

•

will rank senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; and

•	will be structurally subordinated to the existing and future indebtedness, deposits and other liabilities of the Corporation’s current and future subsidiaries, including without limitation, the

Bank’s liabilities to depositors in connection with their deposits, as well as liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of September 30, 2022, on a consolidated basis, the aggregate outstanding principal amount of our borrowings totaled approximately $274.8 million, which included approximately $175.7 million that would rank senior to the Notes.

The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Form and Denomination	The Notes will be offered in book-entry form only through the facilities of The Depository Trust Company (with its successors, “DTC”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may, at our option, beginning with the interest payment date of , 2027, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

Special Redemption	We may also redeem the Notes at any time before their maturity, including before , 2027, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required, if: (1) we receive an opinion of independent tax counsel to the effect that as a result of an amendment or change (including any announced prospective amendment or change) in law, or an administrative or judicial action is announced or taken or there is an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, in each case that, as a result of which, there is more than an insubstantial risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion, will not be deductible by us, in whole or in part, for U.S. federal income tax purposes; (2) a subsequent event occurs that, as a result of which, there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (3) we are required to register as an investment company under the Investment Company Act of 1940, as amended. In each case, the redemption would be at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Redemption.”

Sinking Fund	There is no sinking fund for the Notes.

Future Issuances	The Notes will initially be limited to an aggregate principal amount of $ . We may, from time to time, without notice to or consent of the holders of the Notes, issue additional Notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series; provided that if any such additional notes are not fungible with the Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

Listing	The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the Notes, and there is no assurance that any public market for the Notes will develop.

ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see “Certain ERISA Considerations.”

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning and disposing of the Notes, see “Material U.S. Federal Income Tax Considerations.”

Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee	U.S. Bank Trust Company, National Association

Risk Factors	Investing in the Notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Notes set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding whether to invest in the Notes.

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, and in certain other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Special Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Risk Factors Related to the Notes

The Notes will be unsecured and subordinated to any existing and future senior indebtedness.

The Notes will be subordinated obligations of Univest. Accordingly, they will be junior in right of payment to any existing and all future senior indebtedness, and in certain events of insolvency, to other financial obligations as described under “Description of the Notes.” Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of Univest issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits of the Bank. As of September 30, 2022, on a consolidated basis, the aggregate principal amount of our borrowings totaled approximately $274.8 million, which included approximately $175.7 million that would rank senior to the Notes.

In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are obligations of Univest only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, any of which could impact our ability to pay our obligations on the Notes.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends, including our regular quarterly dividend, or issuing or repurchasing our securities pursuant to our previously announced share repurchase program.

In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you. See “Description of the Notes — Consolidation, Merger and Sale of Assets.”

Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a bank holding company and we conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes.

Additionally, federal and state banking laws and regulations limit dividends from the Bank to us. For state-chartered bank and trust companies that are members of the Federal Reserve System, the approval of the Federal Reserve is required for the payment of cash dividends by the bank subsidiary in any calendar year if the total of all dividends declared by the bank in that calendar year, including the proposed dividend, exceeds the combination of the current year’s net income and the retained net income for the two preceding calendar years. “Retained net income” for any period means the net income for the period less any common or preferred stock dividends declared in that period. Moreover, no dividends may be paid by such bank in excess of its undivided profits account, which is reported in our balance sheet as retained earnings. Dividends by a Pennsylvania state-chartered bank and trust company payable in cash or property other than shares may be paid only out of accumulated net earnings and are restricted by the requirement that the bank set aside to a surplus fund each year at least 10% of its net earnings until the bank’s surplus equals the amount of its capital. Furthermore, a Pennsylvania bank may not pay such a dividend if the payment would result in a reduction of the surplus of the bank.

The payment of dividends is also dependent upon the Bank’s ability to maintain adequate capital ratios pursuant to applicable regulatory requirements. The total amount available for payment of dividends by the Bank was approximately $114.1 million at September 30, 2022, based on the Bank maintaining enough capital to be considered “well capitalized” under regulatory guidelines. In addition, federal bank regulatory agencies have the authority to prohibit the Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to us, depending on the financial condition of the Bank, could be deemed an unsafe or unsound practice.

Accordingly, we can provide no assurance that we will receive dividends or other distributions from the Bank in an amount sufficient to pay the principal of or interest on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to us from the Bank, and required capital levels with respect to the Bank and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or the Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, if we or the Bank become subject to an enforcement action, prohibit the Bank from paying dividends to us, and prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Notes — Defaults; Events of Default; Limited Rights of Acceleration.”

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a secondary market in the Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the

Notes may be discontinued at any time without notice. There may be a limited number of buyers if you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

If a trading market for the Notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates and rates of inflation; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances before their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

On or after                , 2027, we may, at our option, redeem the Notes in whole or in part on each interest payment date. In addition, we may also redeem the Notes before maturity, at our option, in whole but not in part, if: (1) we receive an opinion from independent tax counsel to the effect that as a result of an amendment or change (including any announced prospective amendment or change) in law, an administrative or judicial action (including an announcement thereof) or an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, there is more than an insubstantial risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion, will not be deductible by us, in whole or in part, for U.S. federal income tax purposes; (2) a subsequent event occurs that, as a result of which, there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (3) we are required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years before the maturity date of the Notes. As a result, we may be more likely to redeem the Notes before their maturity date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption.”

We may elect to redeem the Notes on or after the date on which they become redeemable at our option; however, investors should not expect us to make such election on such date when the Notes are first redeemable. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary after                 , 2027.

During the fixed rate period, the Notes will bear interest at an initial rate of    % per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus                 basis points, subject to the provisions under “Description of the Notes — Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Our published credit ratings may not reflect all risks of an investment in the Notes.

The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

A downgrade in our credit ratings or the ratings of our subsidiaries could have a material adverse impact on us.

Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and our subsidiaries may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or our subsidiaries’ credit ratings could also increase our borrowing costs and limit access to the capital markets.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.

Investors should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the Notes, we mean the

Notes at any time during the floating rate period when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral that take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect holders of the Notes and the trading prices for the Notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the Benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the Benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes will accrue at such Benchmark rate for the entire applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the Notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (“ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate (“LIBOR”) for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect holders of the Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of and market for the Notes.

The interest rate for the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the Notes, the interest rate on the Notes for each interest period during the applicable floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. On July 29, 2021, the ARRC formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates. Nonetheless, continued uncertainty surrounding the adoption and use of forward-looking term rates based on SOFR, including the CME Group’s computation, could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the applicable floating rate period for the Notes, the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the Notes, we are expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that we decide are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” Accordingly, we will need to determine the applicable Three-Month Term SOFR during the applicable floating rate period. Our determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the applicable floating rate period, which could adversely affect the return on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.

Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (1) the Relevant Governmental Body (such as the ARRC); (2) the International Swaps and Derivatives Association, Inc.; or (3) in certain circumstances, us. In addition, the benchmark transition provisions expressly authorize us to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.

Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid.

Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the Notes, the trading price of the Notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the Notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Notes.

Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the Benchmark rate on the Notes during the floating rate period, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during any interest period in the floating rate period. If the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may assume the duties of calculation agent. We will act as the initial calculation agent and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

The Notes may be issued with original issue discount for U.S. federal income tax purposes.

The Notes may be issued with original issue discount for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing original issue discount in gross income (as ordinary income) as the original issue discount accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $                , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes. Our general corporate purposes may include refinancing activities, providing capital to support our growth organically or through strategic acquisitions and for investing in the Bank as regulatory capital. The precise amounts and timing of our use of the net proceeds will depend on our, and our subsidiaries’, funding requirements and the availability of other funds.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table shows our capitalization at September 30, 2022:

(1)	on a consolidated basis; and

(2)	on a consolidated basis as adjusted to give effect to the issuance and sale of the Notes in this offering (after deducting the underwriting discount and estimated offering expenses).

This table should be read in conjunction with the risk factors and the consolidated financial statements and related notes of Univest for the year ended December 31, 2021 and the quarter ended September 30, 2022, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of September 30, 2022 (dollars in millions)
	Actual	As Adjusted for this Offering
Assets:
Cash and due from banks	$66	$
Total assets	$6,907	$

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest-bearing	$1,968		$1,968
Interest bearing	3,819		3,819

Total deposits	5,787		5,787

Short-term borrowings	81		81
Long-term debt	95		95
Subordinated notes	99		99
% Notes offered hereby(1)	—
Operating lease liabilities	34		34
Accrued interest payable and other liabilities	57		57

Total liabilities	6,153

Shareholders’ equity:
Common stock, $5 par value: 48,000,000 shares authorized at September 30, 2022 and December 31, 2021; 31,556,799 shares issued at September 30, 2022 and December 31, 2021; 29,242451 and 29,500,542 shares outstanding at September 30, 2022 and December 31, 2021, respectively	158		158
Additional paid-in capital	300		300
Retained earnings	411		411
Accumulated other comprehensive loss, net of tax benefit	(65)		(65)
Treasury stock, at cost; 2,314,348 and 2,056,257 shares at September 30, 2022 and December 31, 2021, respectively	(50)		(50)

Total shareholders’ equity	754		754

Total liabilities and shareholders’ equity	$6,907	$

Capital Ratios:
Total Capital (to Risk-Weighted Assets)	13.10%		%
Tier 1 Capital (to Risk-Weighted Assets)	10.51
Tier 1 Common Capital (to Risk-Weighted Assets)	10.51
Tier 1 Capital (to Average Assets)	9.87

(1)	The amount shown represents the book value, which is net of unamortized discounts and debt issuance costs.

DESCRIPTION OF THE NOTES

We will issue the Notes under the Base Indenture, as supplemented by the First Supplemental Indenture. You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “Univest,” “we,” “us” and “our” include only Univest and not any of its subsidiaries. Capitalized terms not defined herein will have the meaning ascribed to such terms in the Indenture.

General

The Notes will be unsecured and subordinated obligations of Univest and will be issued as a series of the debt securities under the Indenture in an initial aggregate principal amount of $                . The Notes are not guaranteed by the Bank or any of our other subsidiaries or affiliates, or any other person. We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing before the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.

The Notes will mature on                , 2032 (the “Maturity Date”), unless previously redeemed or otherwise accelerated. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “— Defaults; Events of Default; Limited Rights of Acceleration.”

Beginning with the interest payment date of                , 2027, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required (“Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not be redeemed by us before                 , 2027, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, before maturity upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as defined below and in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC. See “— Redemption.”

The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Univest or its subsidiaries. There is no sinking fund for the Notes. Except as described below under “— Clearance and Settlement,” the Notes will be represented by one or more global certificates deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “— Clearance and Settlement.”

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from the Bank. There are various regulatory restrictions on the ability of the

Bank to pay dividends or make other distributions to us. See “Risk Factors — Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries” and “Risk Factors — Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes” in this prospectus supplement.

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer or director, as such, past, present or future, of Univest or any successor entity, or the Trustee. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liabilities by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Univest and are neither obligations of, nor guaranteed by, any of our subsidiaries.

We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any quotation system.

Interest

From and including the date of original issuance to, but excluding,                , 2027 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at an initial rate of    % per annum, payable semi-annually in arrears on                and                of each year (each, a “fixed rate interest payment date”), commencing on                , 2023. The last fixed rate interest payment date for the fixed rate period will be                , 2027, unless the Notes have been redeemed before such date.

From and including                , 2027 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus     basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on                 ,                 ,                and                of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on                 , 2027. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.

The following definitions apply to the foregoing definition of Three-Month Term SOFR: “Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or before the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Federal Reserve Bank of New York’s Website” means the website of FRBNY at www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement, the accompanying prospectus or the Indenture or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by FRBNY, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including, without limitation, with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment” and “Benchmark Transition Event” have the meanings set forth below under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or before the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined below) plus                 basis points.

Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the Trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the Notes upon request.

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period, and on the basis of a 360-day year and on the basis of the actual number of days elapsed during the floating rate period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the next applicable interest payment date or the earlier of the Maturity Date or date of redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such later dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest that is payable, but is not punctually paid or duly provided for, on any interest payment date will cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date, determined by us, for the payment of defaulted interest. In such event notice will be provided to holders in accordance with the terms of the Indenture. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation or executive order to close.

Ranking; Subordination

The Notes will be unsecured, subordinated obligations of Univest. The Notes will rank equal in right of payment and upon our liquidation with any of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes. Our obligation to make any payment on account of the Notes will be subordinated and junior to our Senior Indebtedness (as defined in the Indenture and described below).

The Notes will not be guaranteed by any of our subsidiaries, including the Bank, which is our principal subsidiary. The Notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Indenture and the Notes do not limit the amount of Senior Indebtedness, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of September 30, 2022, on a consolidated basis, the aggregate principal amount of our borrowings totaled approximately $274.8 million, which included approximately $175.7 million that would rank senior to the Notes.

“Senior Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Univest, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Univest, whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:

•	all obligations for borrowed money;

•	all obligations evidenced by debentures, notes, debt securities or other similar instruments;

•	all obligations in respect of letters of credit, security purchase facilities or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

•	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Univest;

•

obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

•	purchase money and similar obligations;

•	obligations to general creditors of Univest;

•

a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, Univest, which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith;

•	interest or obligations in respect of any of the foregoing accruing after the commencement of insolvency or bankruptcy proceedings;

•

all obligations of the type referred to in the foregoing of other persons or entities for the payment of which Univest is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with GAAP; and

•	any renewals, amendments, deferrals, supplements, extensions, refundings or replacements of any of the foregoing.

With respect to the Notes, Senior Indebtedness excludes:

•	any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Notes, or ranks pari passu with the Notes;

•	any such indebtedness, obligation or liability that is subordinated to indebtedness of Univest to substantially the same extent as, or to a greater extent than, the Notes are subordinated;

•	any indebtedness to a subsidiary of Univest;

•	any trade account payables in the ordinary course of business; and

•	the Notes.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

Upon the liquidation, dissolution, winding up, or reorganization of Univest, Univest must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest and any other amounts owing on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes.

Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of insolvency of Univest, holders of the Notes may recover less ratably than holders of the Senior Indebtedness and other creditors of Univest. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

No Additional Amounts

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material U.S. Federal Income Tax Considerations.”

Redemption

We may, at our option, beginning with the interest payment date of                , 2027, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption.

The Notes may not otherwise be redeemed before the Maturity Date, except that we may also, at our option, redeem the Notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption, at any time, including before                , 2027, upon the occurrence of:

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•

a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any administrative or judicial action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding; or

•	Univest becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 10 calendar days nor more than 60 calendar days before the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state that it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Defaults; Events of Default; Limited Rights of Acceleration

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

•

we commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of us or for any substantial part of our property, or we make any general assignment for the benefit of creditors;

•

a court having jurisdiction in the premises enters a decree or order for relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or ordering the winding-up or liquidation of its affairs and such decree or order remains unstayed and in effect for a period of 60 consecutive days;

•	an appointment of a custodian for a Material Subsidiary; or

•

we, pursuant to or within the meaning of Title 11 of the U.S. Code, or any similar federal or state law for the relief of debtors or the protection of creditors, generally are unable to pay our debts as the same become due.

A Material Subsidiary means the Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

If any of the foregoing occurs and is continuing, the principal, premium (if any) and accrued and unpaid interest (if any) in respect of the Notes will automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal, premium (if any) and interest in respect of the Notes, including:

•

default in the payment of the principal of (or premium, if any, on) any of the Notes or additional notes of the series as and when the same will become due and payable either at maturity, upon redemption, by declaration or otherwise;

•

default in the payment of any installment of interest upon any of the Notes or additional notes of the series as and when the same will become due and payable, and continuance of such default for a period of 30 days; or

•

our failure to observe or perform any other of the covenants or agreements on our part contained in the Notes or in the Indenture for a period of 90 days after the date on which written notice of such failure, requiring us to remedy the same, will have been given to us by the Trustee, or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes and any additional notes of the series outstanding at the time.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our non-performance of any other obligation under the Notes or the Indenture.

If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal of (or premium, if any) with respect to any of the Notes when due, either at maturity, upon redemption, by declaration or otherwise, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same will have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders will have offered to the Trustee reasonable indemnity and security satisfactory to it against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction.

Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the Notes.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

•

the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•

such holder or holders have offered to the Trustee reasonable security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the Trustee for 60 days after its receipt of such notice, request and offer of reasonable security and indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

The Indenture requires the Trustee to notify the holders of the Notes regarding the existence of any default actually known to the Trustee, unless the default has been cured or waived. In addition, in the case of a default in payment of principal of or interest on any Note, the Trustee may withhold notice of a default if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the holders of the Notes. For purposes of these requirements, a “default” means any event that is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.

We are required to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing in the year during which the Notes are issued under an Indenture, a written statement signed by certain officers of the Company regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without, the consent of the holders of a majority (or such higher amount as may be required by law) in principal amount of outstanding Notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity date of the principal of (or premium, if any), or any installment of principal or interest on, the Notes;

•	reduce the principal amount thereof or the rate or amount of interest thereon;

•

reduce the percentage in principal amount of any outstanding Notes, the consent of whose holders is required to modify or amend the Indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults and the consequences thereof under the Indenture;

•	adversely affect any right to convert or exchange the Notes into any other security, or alter the method of computation of interest;

•	change Univest’s obligation to maintain an office or agency for payment of the Notes and the other matters specified in the Indenture;

•	impair the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on the Notes;

•	modify the Base Indenture with respect to the subordination of the Notes in a manner adverse to the holders of the Notes; or

•

modify any of the provisions of the Indenture relating to the execution of supplemental indentures with the consent of holders of the Notes that are discussed herein or modify any provisions relating to the waiver by holders of the Notes of past defaults and covenants, except to increase any required percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•	to evidence the succession of another person to Univest as obligor under the Indenture;

•	to add to the covenants of Univest or events of defaults for the benefit of the holders of the Notes;

•	to provide for uncertificated securities;

•	to evidence the acceptance of appointment by a successor trustee;

•	to cure any ambiguity or correct any defect or inconsistency in the Indenture;

•

to add to, change or eliminate any provisions of the Indenture, if the addition, change or elimination becomes effective only when there are no debt securities outstanding of any series created before the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•

supplement any provisions of the Indenture necessary to permit or facilitate the defeasance and discharge of the Notes, provided that such action does not adversely affect the interests of the holders of the Notes;

•	to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded.

Not in limitation of the foregoing, without the consent of any holders of Notes, we and the Trustee may amend or supplement the Indenture or the Notes (1) to conform the terms of the Indenture and the Notes to the description of the Notes in this prospectus supplement relating to the offering of the Notes or (2) to implement any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).

The Trustee will be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of Univest, enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the Maturity Date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law after the date of the Indenture. We may not have a default under the Indenture or the Notes on the date of deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in a trust that constitutes an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture will be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and in each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person unless:

•

the successor corporation shall be a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and such corporation will expressly assume the due and punctual payment of the principal of (and premium, if any, on) and any interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by us by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation;

•

such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

•

the Trustee will receive an opinion of counsel and an officers’ certificate as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

Further Issues

If no Event of Default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing before the issue date of such further notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes, subject to the procedures of the DTC; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes.

The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and will have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee will have no responsibility for monitoring Univest’s compliance with any of its covenants under the Indenture.

Effect of Benchmark Transition Event

Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or before the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR will be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)	Compounded SOFR;

(2)

the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment; or

(4)

the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)

in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred before the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread of                  basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “Federal Reserve Bank of New York’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “—Interest.”

Determinations and Decisions

We and the calculation agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of any Benchmark Replacement as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the Notes and the Trustee absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture, will become effective without consent from the holders of the Notes or the Trustee.

If the calculation agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then we will make that determination, decision or election on the same basis as described above.

Calculation Agent

We will appoint a calculation agent for the Notes before the commencement of the floating rate period. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at 100 Wall Street, 6th Floor, New York, New York 10005, as the paying agent for the Notes.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to our depositors and general creditors;

•

not contain provisions permitting the holders of the Notes to accelerate payment of principal before maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

•

only be callable after a minimum of five years following issuance, except upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required; and

•

unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The Notes will be represented by one or more global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.

Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities Depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, if a successor securities Depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Univest, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Univest nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

U.S. Bank Trust Company, National Association will act as Trustee under the Indenture. U.S. Bancorp Investments, Inc., an affiliate of U.S. Bank Trust Company, National Association, is an underwriter for this offering. Pursuant to the Trust Indenture Act, if an event of default were to occur with respect to the Notes, U.S. Bank Trust Company, National Association may be deemed to have a conflicting interest, by virtue of being an affiliate of one of the underwriters of the Notes. In that event, U.S. Bank Trust Company, National Association would be required to resign or eliminate the conflicting interest.

Notices

Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice will be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (1) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” (2) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Internal Revenue Code, which we refer to as the Code, (3) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws,” and (4) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each of which we call a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call “ERISA Plans,” from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

As a result of our business, we and certain of our affiliates may be considered parties in interest or disqualified persons with respect to many ERISA Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Notes were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Notes by an ERISA Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code or lending of money or other extension of credit that is prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Notes. Those class exemptions include:

•	PTCE 96-23 — for certain transactions determined by in-house asset managers;

•	PTCE 95-60 — for certain transactions involving insurance company general accounts;

•	PTCE 91-38 — for certain transactions involving bank collective investment funds;

•	PTCE 90-1 — for certain transactions involving insurance company separate accounts; and

•	PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between an ERISA Plan and a party in interest or disqualified person, provided that the party in interest or disqualified person is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the ERISA Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the ERISA Plan or having a relationship to a service provider to the ERISA Plan and provided, further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the Notes.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Notes by a Plan, the Notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of the Notes that either:

•	it is not a Plan and is not purchasing the Notes or interest in the Notes on behalf of or with the assets of any Plan; or

•

its purchase, holding and disposition of the Notes or interest in the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the Notes, whether any exemption would be applicable, and whether all conditions of such exemption would be satisfied such that the acquisition and holding of the Notes by the Plan would be entitled to full exemptive relief thereunder.

Nothing herein will be construed as, and the sale of the Notes to a Plan is in no respect, a representation or advice by us or the underwriters (or any of our or their affiliates) as to whether any investment in the Notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax considerations of the acquisition, ownership and disposition of the Notes we are offering. It is not a complete analysis of all the potential tax considerations relating to the Notes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary is limited to beneficial owners (referred to in this summary as holders) of the Notes that purchase the Notes upon their initial issuance at their “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold the Notes as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address any alternative minimum or Medicare contribution tax considerations, nor does it address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts;

•	regulated investment companies;

•	controlled foreign corporations and their shareholders;

•	passive foreign investment companies and their shareholders;

•	tax-exempt organizations;

•	qualified retirement plans, individual retirement accounts and other deferred compensation arrangements;

•	governmental entities;

•	brokers and dealers in securities;

•	certain U.S. expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	holders subject to the special tax accounting rules under Section 451 of the Code;

•	persons that will hold the Notes as a position in a hedging transaction, wash sale, straddle, conversion transaction or other risk reduction or synthetic transaction; and

•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold Notes or a partner of such a partnership, you are urged to consult your tax advisor regarding the tax consequences of holding the Notes to you.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

This subsection describes the tax considerations for a “U.S. holder.” You are a “U.S. holder” if you are a beneficial owner of a Note and you are:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the supervision of a court within the United States if one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Payments of interest and original discount on the Notes. The Notes will initially bear interest at a fixed annual rate. Subsequent to the fixed rate period, the Notes will bear interest at the Benchmark rate, which is expected to be the Three-Month Term SOFR, plus a fixed spread. The Notes should be treated for U.S. federal income tax purposes as variable rate debt instruments that provide for a single fixed rate followed by a single “qualified floating rate.” A qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under this characterization, payments treated as qualified stated interest on the Notes generally will be taxable to U.S. holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Qualified stated interest generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to a variable rate debt instrument.

For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a debt instrument over its issue price (as defined above) if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest. A U.S. holder (regardless of its method of tax accounting) will be required to include original issue discount in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest. Any amounts included in income as original issue discount with respect to a Note will increase a U.S. holder’s adjusted basis in the Note.

Under applicable Treasury Regulations, to determine the amount of qualified stated interest and original issue discount in respect of variable rate debt instruments such as the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument for the Notes is constructed in the following fashion: (1) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (2) second, each qualified floating rate (including the qualified floating rate determined under (1) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each qualified floating rate as of the issue date of the Notes).

After the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of qualified stated interest and original issue discount, if any, are determined for the equivalent fixed rate debt instrument by applying the general original issue discount rules to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such original issue discount, if any, and qualified stated interest as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of qualified state interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument if such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with an unconditional option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for determining whether a debt instrument is issued with original issue discount. If, as of the issue date, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is equal to or greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be redeemed, and the qualified stated interest and original issue discount with respect to the Notes will be calculated as described above. Under such circumstances, the Notes may be issued with original issue discount. If, however, as of the issue date, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are redeemed immediately before the change in the interest rate at the end of the fixed rate period, and, therefore, the Notes will be treated as maturing on such date and issued without original issue discount. This presumption is made solely for determining whether the Notes are issued with original issue discount for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the Notes at any time. If, contrary to this presumption, the Notes are not redeemed before the change in the interest rate at the end of the fixed rate period, then, solely for original issue discount purposes, the Notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed, and therefore as issued without original issue discount.

Sale, exchange, retirement or other taxable disposition. Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as a payment of interest) and the U.S. holder’s adjusted tax basis in the Note. U.S. holder’s adjusted tax basis in a Note generally will be its cost increased by the amounts of any original issue discount previously included in income by the U.S. holder with respect to the Note and decreased by any payments (other than amounts treated as qualified stated interest received) on the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder’s holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding. Information returns are required to be filed with the IRS in connection with payments on the Notes and proceeds received from a sale or other disposition of the Notes unless the U.S. holder is an exempt recipient. U.S. holder may also be subject to backup withholding on these payments in respect of the U.S. holder’s Notes unless the U.S. holder provides a taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules or the U.S. holder provides proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This subsection describes the tax considerations for a “non-U.S. holder.” You are a “non-U.S. holder” if you are the beneficial owner of a Note that are neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Payments of interest. Subject to the discussion under “— Information reporting and backup withholding” and “— FATCA” below, payments of principal and interest on the Notes to a non-U.S. holder generally will be exempt from U.S. federal income or withholding tax if, in the case of the payments of interest:

•	the non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us through stock ownership;

•	the non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN or, if applicable, W-8BEN-E that the non-U.S. holder is not a United States person; and

•	the non-U.S. holder is not receiving such interest as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

If a non-U.S. holder cannot satisfy one of the first three requirements described above and interest on the Notes is not exempt from withholding because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below, payments of interest on the Notes will be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Sale, exchange or other taxable disposition. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of Notes, unless the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below. However, any proceeds attributable to accrued interest will be treated as described in “— Payments of interest” above.

Income or gain effectively connected with a U.S. trade or business. If interest or gain on the Notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by a non-U.S. holder), a non-U.S. holder will generally be taxed in the same manner as a U.S. holder. In this case, a non-U.S. holder will be exempt from the withholding tax on interest discussed above, although a non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI to claim an exemption from withholding. Non-U.S. holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the non-U.S. holder is a corporation.

Information reporting and backup withholding. Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless the non-U.S. holder complies with certification procedures to establish that the non-U.S. holder is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. A non-U.S. holder may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes unless the non-U.S. holder complies with certification procedures to establish that a non-U.S. holder is not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and on payments of gross proceeds of sales or redemptions of the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles and financial intermediaries) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. However, proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than any amount treated as interest). Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

The discussion of U.S. federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the Notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

We have entered into an underwriting agreement, dated                , 2022, which we refer to as the “underwriting agreement,” with U.S. Bancorp Investments, Inc. (“USBI”), as the representative of each of the several underwriters named below (the “Underwriters”). Subject to certain conditions, the Underwriters have agreed to purchase the aggregate principal amount of Notes in this offering set forth in the following table.

Underwriters	Principal Amount of Notes
U.S. Bancorp Investments, Inc.	$
Keefe, Bruyette & Woods, Inc.
PNC Capital Markets LLC
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the Underwriters have agreed to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased.

The Underwriters are offering the Notes, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriters of officers’ certificates, legal opinions and a comfort letter. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Notes sold by the Underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The Underwriters may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of    % of the principal amount per Note. The Underwriters may allow, and these dealers may re-allow, a concession not in excess of    % of the principal amount per Note. After the initial offering, the Underwriters may change the offering price and the other selling terms. The offering of the Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

Discounts and Expenses

The following table shows the per-Note and total underwriting discounts that we will pay the Underwriters for the Notes offered hereby:

Per Note		%
Total	$

The underwriting discount of    % for the Notes will be deducted from the public offering price.

In addition, we estimate that our total expenses for this offering, excluding underwriting discounts, will be approximately $                . We have also agreed to reimburse the Underwriters for certain of its expenses in connection with this offering.

Indemnification

We have agreed to indemnify the Underwriters, and persons who control the Underwriters, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the Underwriters may be required to make in respect of these liabilities.

No Public Trading Market

The Notes are a new issue of securities with no established trading market. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange. The Underwriters have advised us that they intend to make a market in the Notes. However, the Underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization

In connection with this offering of the Notes, the Underwriters may engage in stabilizing transactions and syndicate covering transactions. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the Underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.

No Sale of Similar Securities

We have agreed that we will not, from the date of the underwriting agreement through and including the date that is one day after the closing of the sale of the Notes to the Underwriters, without first obtaining the prior written consent of USBI, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us and having a tenor of more than one year, except for the Notes offered hereby.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Underwriters or their affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the Underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the Underwriters in their capacity as underwriters and should not be relied on by investors.

Settlement

We expect that delivery of the Notes will be made against payment therefor on or about                , 2022, which will be the                business day following the date of pricing of the Notes, or “T+    .” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes before their date of delivery hereunder should consult their advisors.

Our Relationships with the Underwriters

The Underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriters have received, or may in the future receive, customary fees and commissions for these transactions. U.S. Bank Trust Company, National Association, the Trustee for the Notes, is an affiliate of USBI, one of the Underwriters in this offering. Pursuant to the Trust Indenture Act of 1939, if an event of default were to occur with respect to the Notes, U.S. Bank Trust Company, National Association may be deemed to have a conflicting interest, by virtue of being an affiliate of one of the Underwriters of the Notes. In that event, U.S. Bank Trust Company, National Association would be required to resign or eliminate the conflicting interest.

In addition, in the ordinary course of its business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for Univest by Luse Gorman, PC, Washington, D.C. Certain legal matters related to the offering will be passed upon for the Underwriters by Barack Ferrazzano Kirschbaum  & Nagelberg LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Univest Financial Corporation and subsidiaries (the “Corporation”) as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 consolidated financial statements refers to a change to the Corporation’s method of accounting for credit losses as of January 1, 2020 due to the adoption of Accounting Standards Update No. 2016-13, which established Accounting Standards Codification Topic 326, Financial Instruments – Credit Losses, and a change to the Corporation’s method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update No. 2016-02, which established Accounting Standards Codification Topic 842, Leases.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

Univest Financial Corporation may offer to sell, from time to time,

•	shares of our common stock,

•	shares of our preferred stock, either separately or represented by depositary shares,

•	debt securities, which may be issued in one or more series and that may be senior debt securities or subordinated debt securities,

•	warrants to purchase other securities, or

•	subscription rights consisting of any combination of the above securities.

The securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more prospectus supplements that will contain additional information about the specific offering and the terms of the securities being offered. The prospectus supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “UVSP.”

You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 5 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated into this prospectus by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The securities are not savings or deposit accounts or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is March 1, 2021

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Univest,” the “Corporation,” “we,” “our,” “us” or similar terms refer to Univest Financial Corporation, together with its subsidiaries. References to the “Bank” mean Univest Bank and Trust Co.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under the shelf process, we may, from time to time, offer and sell any of the securities identified in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of the applicable security. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add to and offer additional securities including secondary securities by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information in such documents that is not deemed to be filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021;

•	Current Reports on Form 8-K (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K), filed with the SEC on January 29, 2021; and

•

the description of our common stock set forth in our registration statement on Form S-14 filed with the SEC on March 1, 1973 (File No. 000-17077), as updated by (1)  our registration statement on Form 8-A filed with the SEC on October 21, 2011 (File No. 000-07617), (2) our registration statement on Form  8-A/A filed with the SEC on January 26, 2017 (File No. 000-076717) and (3) Exhibit  4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020, including any other amendment or reports filed for the purpose of updating such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or telephone number:

Univest Financial Corporation

Attn: Brian J. Richardson

Executive Vice President and Chief Financial Officer

14 North Main Street, Souderton, Pennsylvania 18964

Telephone: (215) 721-2446

In addition, we maintain a corporate website, www.univest.net. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into the registration statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements include but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to those set forth below:

•	Operating, legal and regulatory risks;

•	Economic, political and competitive forces impacting various lines of business;

•	Legislative, regulatory and accounting changes;

•	Demand for our financial products and services in our market area;

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Major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, including the current coronavirus (COVID-19) pandemic, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies;

•	Volatility in interest rates;

•	Fluctuations in real estate values in our market area;

•	The composition and credit quality of our loan and investment portfolios;

•	Changes in the level and direction of loan delinquencies, classified and criticized loans and charge-offs and changes in estimates of the adequacy of the allowance for credit losses;

•	Our ability to access cost-effective funding;

•	Our ability to continue to implement our business strategies;

•	Our ability to manage market risk, credit risk and operational risk;

•	Timing of revenue and expenditures;

•	Adverse changes in the securities markets;

•	Our ability to enter new markets successfully and capitalize on growth opportunities;

•	Competition for loans and deposits;

•	System failures or cyber-security breaches of our information technology infrastructure and those of our third-party service providers;

•	The failure to maintain current technologies and to successfully implement future information technology enhancements;

•	Our ability to retain key employees;

•	Other risks and uncertainties, including those occurring in the U.S. and world financial systems; and

•	The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. As a result of the COVID-19 pandemic and the related adverse local and national economic consequences, our forward-looking statements are subject to the following risks, uncertainties and assumptions:

•	Demand for our products and services may decline, making it difficult to grow assets and income;

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If the economy is unable to remain open, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charge-offs and reduced income;

•	Collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase;

•	Our allowance for credit losses on loans and leases may increase if borrowers experience financial difficulties, which will adversely affect our net income;

•	The net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us;

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A further and sustained decline in our stock price or the occurrence of what management would deem to be a triggering event that could result in a goodwill or intangible impairment charge being recorded that would adversely impact our results of operations and the ability of the Bank to pay dividends to us;

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As a result of the decline in the Federal Reserve’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income;

•	A material decrease in net income or a net loss over several quarters could result in the elimination of or a decrease in the rate of our quarterly cash dividend;

•	Our wealth management revenues may decline with continuing market turmoil;

•	Our cyber security risks are increased as a result of an increase in the number of employees working remotely;

•	We rely on third party vendors for certain services and the unavailability of a critical service due to the COVID-19 outbreak could have an adverse effect on us;

•	Federal Deposit Insurance Corporation premiums may increase if the agency experiences additional resolution costs; and

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We face litigation, regulatory enforcement and reputation risk as a result of our participation in the Paycheck Protection Program (“PPP”) and the risk that the Small Business Administration (the “SBA”) may not fund some or all PPP loan guaranties.

We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

OUR CORPORATION

Univest is a Pennsylvania corporation, organized in 1973 and registered as a bank holding company pursuant to the Bank Holding Company Act of 1956. The Corporation owns all of the capital stock of Univest Bank and Trust Co. The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary, the Bank.

The Bank is a Pennsylvania state-chartered bank and trust company with a network of 39 financial centers in southeastern and central Pennsylvania and one financial center in Ocean City, New Jersey. Additionally, the Bank provides banking services for the residents and employees of fourteen retirement home communities. As a state-chartered member bank of the Federal Reserve System, the Bank is regulated primarily by the Pennsylvania Department of Banking and Securities and the Federal Reserve Bank of Philadelphia.

The Bank is engaged in domestic banking services for individuals, businesses, municipalities and non-profit organizations. Through its wholly-owned subsidiaries, the Bank provides a variety of financial services throughout its markets of operation. The Bank is the parent company of Girard Investment Services, LLC, a registered introducing broker-dealer and a licensed insurance agency, Girard Advisory Services, LLC, a registered investment advisory firm and Girard Pension Services, LLC, a registered investment advisor, which provides investment consulting and management services to municipal entities. Girard Investments has two offices in Pennsylvania. Girard Advisory Services is headquartered in King of Prussia, Pennsylvania with a satellite office in Florida. The Bank is also the parent company of Univest Capital, Inc., an equipment financing business headquartered in Bensalem, Pennsylvania, and Univest Insurance, LLC, an independent insurance agency which has three offices in Pennsylvania and one in Maryland.

At December 31, 2020, we had total consolidated assets of $6.3 billion, total net loans and leases of $5.2 billion, total deposits of $5.2 billion, and total consolidated shareholders’ equity of $692.5 million. We also have approximately $4.1 billion in assets under management and supervision through our wealth management lines of business.

Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “UVSP.” Our executive offices are located at 14 North Main Street, Souderton, Pennsylvania 18964. Our telephone number at this address is (215) 721-2400 and our website is www.univest.net. The information on our website is not part of this prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, share repurchases, investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

SUMMARY OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Articles of Incorporation, as amended, our Bylaws, as the same may be amended from time to time, the Pennsylvania Business Corporation Law (the “PBCL”). This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Articles of Incorporation, our Bylaws, the PBCL and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe that this summary covers the material terms and provisions of our capital stock, it may not contain all of the information that is important to you.

Please note that, with respect to any shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references hereunder to any “shareholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in shares of our stock through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights that they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.

General

Our authorized capital stock consists of common stock and preferred stock. We are authorized to issue 48,000,000 shares of common stock, par value $5.00 per share. As of December 31, 2020, the Corporation had 29,295,052 shares of common stock outstanding. In addition, we are authorized to issue 10,000,000 shares of preferred stock, par value $5.00 per share, of which no shares are currently outstanding.

Common Stock

Voting Rights

Each owner of our common stock is entitled to one vote per share on any matter on which shareholders generally are entitled to vote, including the election of Directors. Neither our Articles of Incorporation nor our Bylaws provides for cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the Directors standing for election, and the holders of the remaining shares are not able to elect any Directors.

Dividends

Owners of our common stock will be entitled to dividends paid by us when and if declared by our Board of Directors from legally available funds, and subject to the rights of any outstanding class or series of preferred stock. The determination and declaration of dividends is entirely within the discretion of our Board of Directors, subject to certain limitations under state law and rules and limitations imposed by federal regulators. Holders of our common stock shall share equally on a per share basis in any such dividends or distributions.

Liquidation or Dissolution

In the event of our liquidation, dissolution, or winding up, the owners of our common stock shall be entitled to receive, in cash or in kind, assets that are remaining after payment or provision for payment of our debts and liabilities and any amounts owed to holders of our preferred stock. Owners of our common stock shall receive such assets ratably in proportion to the number of shares held by them.

Preemptive Rights

Owners of our common stock do not have any preemptive rights to subscribe for additional shares of common stock when we offer additional shares for sale. The rights, preferences, and privileges of holders of our common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Other

Our shareholders have no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Classified Board

The Corporation’s Board of Directors is divided into three classes, as nearly equal in number as possible, with each class being elected annually for a three-year term.

Alternate Directors

In addition to its Board of Directors, the Corporation’s governance documents also provide for Alternate Directors. Alternate Directors are elected by the Corporation’s shareholders and serve for a one-year term. Alternate Directors attend all meetings of the Board of Directors and may participate in the discussions held. However, Alternate Directors do not have voting power and are not be included in determining whether a quorum of the Board of Directors is present. Alternate Directors may be appointed to any committee of the Board except the executive committee. The nomination for a Director who has not previously served as a Director shall be made from among the then serving Alternate Directors.

Director Nominations

Nominations for election to our Board of Directors may be made by our Board of Directors or by any shareholder of any outstanding class of our capital stock that is entitled to vote for election of Directors. Nominations made by shareholders must be made by written notice, delivered or mailed by registered return receipt mail, postage prepaid, to the Secretary of the Corporation, not less than fifty (50) days prior to any meeting of the shareholders called for the election of Directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such a nomination shall be delivered or mailed to the Secretary of the Corporation not later than the close of business on the seventh day following the date on which the notice of the meeting was mailed to the shareholders.

Such notification shall contain the following information to the extent known to the shareholder intending to nominate any candidate for election to the Board of Directors:

•	The name, age and resident address of each of the proposed nominees;

•	The principal occupation or employment and business address of each proposed nominee;

•	The total number of shares of the Corporation that, to the knowledge of the notifying shareholders, will be voted for each of the proposed nominees;

•	The name and resident address of the notifying shareholder; and

•	The number of shares owned by the notifying shareholder.

The nomination of a Director who has not previously served as a Director must be made from and among the then serving Alternate Directors, except with the execution by the Corporation of a definitive acquisition or merger agreement. Nomination for Alternate Directors must be made in the same manner as Directors and in accordance with the then applicable provisions of the Bylaws for such nominations. Any nomination for Director or Alternate Director made by a shareholder that is not made in accordance with the Bylaws may be disregarded by the Nominating and Governance Committee of the Board of Directors of the Corporation, and the votes cast for such nominee may be disregarded by the judges of election. No person is eligible to be newly elected or appointed as a Director if such person has not previously been a Director or an Alternate Director of the Corporation or a designee from an acquired company.

Preferred Stock

We currently have no shares of preferred stock outstanding. Under our Articles of Incorporation, our Board of Directors is authorized, without further action by our shareholders, to issue shares of preferred stock in one or more classes or series. The Board may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change in control of us.

Amendment of the Articles of Incorporation and Bylaws

Our Articles of Incorporation may be amended as provided under Pennsylvania law by (i) the affirmative vote of 75% of the issued and outstanding shares of capital stock entitled to vote or (ii) by the affirmative vote of a majority of the Board of Directors and the affirmative vote of a majority of the issued and outstanding shares of capital stock entitled to vote. Our shareholders are not entitled by statute to propose amendments to the Articles of Incorporation. The authority to make, amend, alter, change, or repeal the Bylaws is specifically granted to and vested in our Board of Directors. This authority is subject to the power of our shareholders to make, amend, alter, change or repeal the Bylaws by the affirmative vote of 75% of the shares outstanding and entitled to vote.

Limitation on Liability and Indemnification of Directors and Officers

As permitted by Pennsylvania law, under our Bylaws, to the fullest extent authorized or permitted by Pennsylvania law, a Director of the Corporation will not be personally liable for monetary damages for any act or omission unless such Director breached or failed to perform the duties of his office, and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provision does not affect a Director’s responsibility or liability under any criminal statute or liability for payment of taxes. Our Bylaws also require us to indemnify all current and former Directors, Alternate Directors, officers, employees, and agents and all persons who serve as a Director, Alternate Director, officer, employee, or agent of another entity at our request, against all expenses and liabilities reasonably incurred by, or imposed upon such person in connection with, or resulting from the defense of any civil or criminal action, suit or proceeding, including an action or proceeding by or in the right of the Corporation, in which such person is made a party or is otherwise involved by reason of being or having served in such capacity with the Corporation or such other entity, except with respect to any matter as to which such person shall be finally adjudged in such action, suit or proceeding to have been liable for willful misconduct or recklessness in the performance of the duties of his or her respective position. We may pay expenses incurred by such persons indemnified in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified.

Anti-Takeover Provisions

The PBCL, federal banking regulations and our Articles of Incorporation and Bylaws contain a number of provisions that may delay, defer, prevent or render more difficult a change in control or an unsolicited acquisition proposal that our shareholders might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our shareholders. Even in the absence of an unsolicited acquisition proposal, these provisions may also adversely affect the prevailing market price for our common stock if they are viewed as limiting the liquidity of our common stock or discouraging takeover attempts in the future.

Federal Reserve Requirements. Under the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), takeover attempts, business combinations and certain acquisitions of our stock may require the prior approval of, or notice to, the Federal Reserve. If a company seeks to (i) acquire, either acting alone or in concert with others, 25% or more of any class of our voting stock, (ii) acquire control of the election or appointment of a majority of the Directors on our Board of Directors or (iii) exercise a controlling influence over our management or policies, such company would be required to obtain the prior approval of the Federal Reserve. In addition, if any individual seeks to acquire, either acting alone or in concert with others, 25% or more of any class of our voting stock, the individual generally is required to provide 60 days’ prior notice to the Federal Reserve. An individual (and also a company not otherwise required to obtain Federal Reserve approval to control us) is presumed to control us, and therefore generally required to provide 60 days’ prior notice to the Federal Reserve, if the individual (or such company) acquires 10% or more of any class of our voting stock, although the individual (or such company) may seek to rebut the presumption of control based on the facts surrounding the acquisition.

Pennsylvania Anti-Takeover Provisions. Under the PBCL, certain anti-takeover provisions apply to Pennsylvania “registered corporations” (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows registered corporations to opt-out of any of these anti-takeover provisions. Univest is a registered corporation under the PBCL. A general summary of the applicable anti-takeover provisions is set forth below.

Control Share Acquisitions. Pennsylvania law limits control share acquisitions relating to the act of acquiring for the first time voting power over voting shares (other than shares owned since January 1, 1988 and any additional shares distributed with respect to such shares) equal to at least 20%, 33-1/3% and 50% of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, described below, at a meeting or until they have been transferred to a person who does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the request for the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person proposing to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired. Two shareholders’ votes are required to approve the restoration of voting rights: (i) the approval of an absolute majority of all voting power must be obtained, and all voting shares are entitled to participate in this vote; and (ii) the approval of an absolute majority of all disinterested shareholders must be obtained.

For a period of 24 months after the later of (i) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (ii) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation. Although the Corporation’s Bylaws provide that this provision of Pennsylvania law will be inapplicable, the Bylaw provision may be repealed, in whole or in part, at any time pursuant to the Bylaw amendment procedures described above.

Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies if (i) any person or group publicly discloses that the person or group may acquire control of the corporation, or (ii) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto. Although the Corporation’s bylaws provide that this provision of Pennsylvania law will be inapplicable, the bylaw provision may be repealed, in whole or in part, at any time pursuant to the bylaw amendment procedures described above.

Business Combination Transactions with Interested Shareholders. Pennsylvania law prohibits certain business combinations with certain ‘interested shareholders,’ persons who acquire the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors. A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•

the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding shares of common stock of the corporation; or

•

the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (i) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (ii) the merger is approved at a shareholders meeting and certain fair price requirements are met. Although the Corporation’s Bylaws provide that this provision of Pennsylvania law will be inapplicable, the Bylaw provision may be repealed, in whole or in part, at any time pursuant to the Bylaw amendment procedures described above.

Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction. Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price. Although the Corporation’s Bylaws provide that this provision of Pennsylvania law will be inapplicable, the Bylaw provision may be repealed, in whole or in part, at any time pursuant to the Bylaw amendment procedures described above.

Right to Call Special Meeting of Shareholders. Our Bylaws provide that special meetings of the Corporation’s shareholders can only be called by the Chairman of the Board or by the majority vote of all the members of the Board of Directors entitled to vote.

The foregoing provisions (or the absence thereof, as the case may be) may have the effect of deterring hostile takeovers or delaying or preventing changes in our management or control of us, such as mergers, reorganizations or tender offers. In general, our Articles of Incorporation and Bylaws are structured in a way that enhances the likelihood of continued stability in the composition of our Board of Directors and its policies and discourages certain types of transactions that may involve an actual or threatened acquisition by another party. The provisions of our Articles of Incorporation and Bylaws tend to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may also inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock. The transfer agent’s address is 1155 Long Island Avenue, Edgewood, New York 11717.

Listing and Trading Market for Common Stock

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UVSP.”

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreement will be incorporated by reference into the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash shall be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (that will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary have delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our Articles of Incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture, with the specific terms and conditions relating to a particular series of debt securities set forth in a supplemental indenture or a board resolution and an officer’s certificate. The indenture is a contract between us and the bank or trust company selected by the Corporation to serve as the initial trustee (referred to herein as the “indenture trustee”). The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time.

The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the indenture in the prospectus supplement relating to the debt securities.

This summary is subject to, and qualified in its entirety by reference to, the indenture, which contains the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all the provisions of the indenture, including the definitions of certain terms.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The debt securities will not be secured by any of our assets. Neither the indenture nor the debt securities will limit or otherwise restrict the amounts of other indebtedness that we may incur, or the amount of other securities that we may issue. The indenture does not limit the principal amount of any particular series of debt securities. The subordinated debt securities will be subordinated as described below under the heading “Subordination.”

Each prospectus supplement will specify the particular terms of the debt securities offered, including the following, as may be applicable:

•	the title and series of the debt securities;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities;

•	the priority of payments on the debt securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

•

the dates on which or periods during which the debt securities may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities are or may be payable or the method by which such date or dates will be determined or extended;

•

the interest rate or rates of the debt securities, or the method of determining those rates, whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined;

•

the interest payment dates, the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	if the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;

•

any event of default applicable to the debt securities and any change in the right of the indenture trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	any covenants included for the benefit of the holders of the debt securities;

•	provisions, if any, restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	provisions relating to modification of the terms of the debt securities or the rights of holders of the debt securities;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities;

•	restrictions, if any, on transfer, sale or other assignment of the debt securities;

•

whether the debt securities are to be issued in whole or in part in global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global debt securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

•	the form of the debt securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•

any terms relating to the conversion or exchange of the debt securities into other securities or property of ours, including, without limitation, the time and place at which such debt securities may be converted or exchanged, the conversion or exchange price and any adjustments to the conversion or exchange price and any other provisions that may be applicable;

•

the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any sinking fund or similar provisions applicable to the debt securities;

•	any mandatory or optional redemption, repurchase or repayment provisions applicable to the debt securities;

•	if other than denominations of $1,000 or any integral multiple of $1,000 thereof, the denomination or denominations in which the debt securities are authorized to be issued;

•	whether any of the debt securities will be issued as “original issue discount” securities;

•	the place of payment on the debt securities;

•	each office or agency where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the method of determining the amount of any payments on the securities that are linked to an index or determined by a formula;

•

if other than U.S. Dollars, the foreign currency in which the debt securities shall be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities will be payable and any other terms concerning such payment;

•

if the principal of, premium, if any, or interest on the debt securities of the series are to be payable, at the election of the Corporation or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

•

the nature of any material relationship between us or our affiliates and the indenture trustee, the percentage of debt securities of a series necessary to require the indenture trustee to take action, and what indemnification the indenture trustee may require before proceeding to take action;

•

any addition or change in the provisions related to compensation and reimbursement of the indenture trustee that applies to the debt securities as agreed upon by the Corporation and the indenture trustee;

•	if other than the indenture trustee, the identity of the registrar and/or paying agent, and the identity of any other agents appointed with respect to the series of debt securities;

•	provisions, if any, for the defeasance of the debt securities in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

•	any addition or change in the provisions related to supplemental indentures both with and without the consent of the holders;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities; and

•

any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities.

Some of our debt securities may be issued as “original issue discount” securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default with respect to any outstanding series of debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately by providing written notice of such acceleration to us, and, if notice is given by the holders instead of the indenture trustee, to the indenture trustee. Subject to certain conditions, the declaration of acceleration may be rescinded, and past defaults (except uncured payment defaults) may be waived, by the holders of not less than a majority of the principal amount of debt securities of that series.

You should refer to the prospectus supplement relating to each series of debt securities for the particular provisions relating to acceleration of maturity upon the occurrence and continuation of an event of default.

Transfer

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in an officer’s certificate, if any, relating to such series of debt securities. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement.

However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal of, and any interest on, the debt securities represented by any global security registered in the name of and held by a depositary or its nominee, to such depositary or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the indenture trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of any depositary, its nominee or any participant relating to such beneficial interests.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary that we will identify in a prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangements for each series of debt securities and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Modification and Waiver

The indenture provides that modifications and amendments may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of, or any premium or installment of interest on, the debt security;

•	reduce the principal amount on, or the rate of interest of any debt security, or reduce the amount of any premium payable upon the redemption of any debt security;

•	change the place of payment, currency or currencies in which any debt security or any premium or interest thereon is payable;

•

impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security or, in the case of redemption, on or after the redemption date;

•	adversely affect any rights of conversion;

•

reduce the percentage in principal amount of the outstanding debt securities required to consent to any modification, amendment or waiver under the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	reduce the principal amount of original issue discount debt securities that could be declared due and payable upon an acceleration of their maturity.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the indenture trustee with certain provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of the principal, or any premium or interest payable on a debt security of that series or in respect of a covenant or provision that under the terms of the indenture cannot be modified or amended, without the consent of each affected holder.

With the indenture trustee, we may modify and amend the indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add to, delete or modify the events of default;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, defect or inconsistency in the indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

•

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series in any material respect;

•	to add or release guarantors or co-obligors with respect to the debt securities;

•	to secure the debt securities;

•	to add to, change or eliminate any provisions of the indenture as necessary or desirable in accordance with any amendments to the Trust Indenture Act; or

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:

•

in the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation; and

•

any debt securities owned by us, or owned by any other obligor of the debt securities or any affiliate of ours or of any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

The indenture trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities, unless the holders have offered the indenture trustee satisfactory security or indemnification. The indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or other power conferred on the indenture trustee.

No holder of a debt security of any series will have the right to institute any proceeding for any remedy under the indenture, unless:

•	the holder has provided the indenture trustee with written notice of one or more events of default regarding the holder’s series of debt securities;

•

the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request to the indenture trustee and offered security and indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities to be incurred in the proceeding;

•	the indenture trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•

the indenture trustee has not received any direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium or any interest in respect of such debt security on or after the date expressed in such debt security and to institute suit for the enforcement of any such payment.

We are required to file annually with the indenture trustee a certificate of no default, or specifying any default that exists.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

Unless otherwise provided in a prospectus supplement, the following will be events of default under the indenture with respect to debt securities of any series:

•	failure to pay any interest on any debt security of that series when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any debt security of that series when due;

•	failure to deposit any sinking fund payment for a debt security of that series when due;

•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and

•	any other event of default regarding that series of debt securities.

Subordination

The subordinated debt securities will be unsecured and will be subordinated in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Corporation’s senior indebtedness, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:

•

any distribution of assets of the Corporation upon any dissolution, winding up, liquidation or reorganization of the Corporation, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Corporation or otherwise;

•

any default with respect to senior indebtedness that permits its holders to accelerate the maturity of the senior indebtedness has occurred and is continuing, and the default is subject to judicial proceedings or the Corporation has received notice of such default; and

•

with respect to any series of subordinated debt securities, there is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable supplemental indenture. Except in the event of a receivership, insolvency, liquidation or similar proceeding, there is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon an event of default. In the event of a default in the payment of interest or principal, the holders of senior indebtedness will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the indenture trustee under the applicable supplemental indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, a successor corporation, if the successor corporation is organized under the laws of the U.S., any state thereof or the District of Columbia and such successor corporation assumes our obligations on the debt securities and under the indenture immediately after giving effect to the transaction, and no event of default, and no event that, after notice or lapse of time, would become an event of default, will have occurred and be continuing, and certain other conditions are met.

Governing Law

The indenture and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Corporation or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants that we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full description of all terms of any series of subscription rights.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company to be named in the applicable prospectus supplement that will serve as rights agent. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights that we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material United States federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the subscription rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, then we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings, as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds that we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship, in which case we will name the underwriter and describe the nature of any such relationship in the applicable prospectus supplement.

We may sell securities directly or through agents that we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe in the prospectus supplement any commissions that we will pay to the agent. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities that we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any of our securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the Nasdaq Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for us by Luse Gorman, PC, Washington, DC. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Univest Financial Corporation and subsidiaries (the Corporation) as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change to the Corporation’s method of accounting for credit losses as of January 1, 2020 due to the adoption of Accounting Standards Update No. 2016-13, which established Accounting Standards Codification Topic 326, Financial Instruments – Credit Losses, and a change to the Corporation’s method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update No. 2016-02, which established Accounting Standards Codification Topic 842, Leases.

$

    % Fixed-to-Floating Rate Subordinated Notes due 2032

PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

US Bancorp

Co-Managers

Keefe, Bruyette & Woods	PNC Capital Markets LLC
A Stifel Company

                , 2022